Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


As an independent Certified Public Accountant, I hereby consent to the incorporation by reference in this Form SB-2 Registration Statement, Amendment No. 2, of my Audit Report of Airtrax, Inc. dated October 3, 2005, except for Notes 4, 6, and 13, which is December 30, 2005, included in the Form 10-KSB for the period ended December 31, 2004, and to all references to my Firm included in this registration statement.



                             /s/ Robert G. Jeffrey
                             ---------------------
                                 Robert G. Jeffrey

                             Wayne, New Jersey 07470
                             January 11, 2006